                  ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                                                                    Exhibit 11.1

              Statement Regarding Computation of Per Share Earnings

The following reflects the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Consolidated Statements of Operations.


                                                                                             Average                      Loss
                                                       Days           Shares                  Shares                       Per
                                      Shares       Outstanding        X Days               Outstanding       Loss         Share
                                      ------       -----------        ------               -----------       ----         -----
Year Ended December 31, 1999:         16,379,309          3           49,137,927

                                      16,415,664         50          820,783,200
                                      22,415,664         14          313,819,296
                                      22,463,211         21          471,727,431
                                      22,474,987          1           22,474,987
                                      22,494,671          1           22,494,671
                                      22,495,050         64        1,439,683,200
                                      22,496,505         26          584,909,130
                                      22,555,435          1           22,555,435
                                      22,555,977          8          180,447,816
                                      22,560,179         27          609,124,833
                                      22,697,866         20          453,957,320
                                      22,719,999          6          136,319,994
                                      22,723,765          3           68,171,295
                                      22,723,927         13          295,411,051
                                      22,773,927          5          113,869,635
                                      22,775,753          9          204,981,777
                                      22,788,071         54        1,230,555,834
                                      22,815,293         21          479,121,153
                                      22,815,793          1           22,815,793
                                      22,830,369         16          365,285,904
                                      22,853,783          1           22,853,783
                                                        365        7,930,501,465    /365   21,727,401    (14,094,000)      (0.65)


                                                                                          Average                     Loss
                                                   Days           Shares                   Shares                      Per
                                  Shares       Outstanding        X Days                 Outstanding       Loss         Share

Year Ended December 31, 1998:     15,459,166       11            170,050,826
                                  15,460,684       71          1,097,708,564
                                  15,465,729        1             15,465,729
                                  15,467,281       97          1,500,326,257
                                  15,497,443       92          1,425,764,756
                                  15,503,745        1             15,503,745
                                  15,503,745       40            620,149,800
                                  15,508,745        9            139,578,705
                                  15,509,301        5             77,546,505
                                  16,347,290       23            375,987,670
                                  16,349,706        6             98,098,236
                                  16,352,277        6             98,113,662
                                  16,352,763        2             32,705,526
                                  16,379,309        1             16,379,309
                                                  365          5,683,379,290     /365    15,570,902   (18,231,000)        (1.17)


                                                                                           Average                       Loss
                                                   Days              Shares                 Shares                       Per
                                  Shares       Outstanding           X Days               Outstanding        Loss        Share
Year Ended December 31, 1997:     14,597,247           8          116,777,976
                                  14,606,972          12          175,283,664
                                  14,612,023           4           58,448,092
                                  14,612,499          21          306,862,479
                                  14,615,983           6           87,695,898
                                  14,616,981           1           14,616,981
                                  14,624,239           5           73,121,195
                                  14,625,111           2           29,250,222
                                  14,627,695           7          102,393,865
                                  14,628,567           6           87,771,402
                                  14,640,311           6           87,841,866
                                  14,643,658           6           87,861,948
                                  14,644,672           1           14,644,672
                                  14,644,816           7          102,513,712
                                  14,644,982           2           29,289,964
                                  14,645,277           4           58,581,108
                                  14,665,277          22          322,636,094
                                  14,665,665           9          131,990,985
                                  14,674,453          19          278,814,607
                                  14,678,042           6           88,068,252
                                  14,680,055           7          102,760,385
                                  14,680,344          19          278,926,536
                                  14,687,394          31          455,309,214
                                  14,710,122           9          132,391,098
                                  14,712,069           5           73,560,345
                                  14,712,575          12          176,550,900
                                  14,712,699           6           88,276,194
                                  14,714,018           2           29,428,036
                                  14,719,923           9          132,479,307
                                  15,406,372          15          231,095,580
                                  15,408,872           3           46,226,616
                                  15,421,809           9          138,796,281
                                  15,423,809           2           30,847,618
                                  15,427,540          24          370,260,960
                                  15,444,824          57          880,354,968
                                  15,459,166           1           15,459,166
                                                     365         5,437,188,186     /365      14,896,406    (16,991,000)    (1.14)
